EXHIBIT 10.35


                         DATED THE 9TH DAY OF JUNE 2006


                  (1)      TARRANT COMPANY LIMITED

                  (2)      MARBLE LIMITED

                  (3)      TRADE LINK HOLDINGS LIMITED

                                 (AS BORROWERS)

                                       and

                  (4)      DBS BANK (HONG KONG) LIMITED

                                   (AS LENDER)


                 ***********************************************
                                    DEBENTURE
                             given by each Borrower
                      incorporating a First Floating Charge
                                      over
                     its undertakings, properties and assets

                 ***********************************************


                                F. ZIMMERN & CO.
                             SOLICITORS & NOTARIES,
                           SUITES 1501-3, 15TH FLOOR,
                         GLOUCESTER TOWER, THE LANDMARK,
                           11 PEDDER STREET, CENTRAL,
                                   HONG KONG.

THIS DEBENTURE is made this 9th day of June Two Thousand and Six

BETWEEN :-

(1) THE COMPANIES referred to in Schedule 1 (together the "BORROWERS" and individually a "BORROWER"); and

(2) DBS BANK (HONG KONG) LIMITED of 11th Floor, The Center, 99 Queen's Road Central, Central, Hong Kong (the "LENDER").

1.       DEFINITIONS

1.01 Pursuant to a facility letter dated 21 April 2006 given by the Lender as lender and accepted by the Borrowers as borrowers (the "Facility Letter"), the Borrowers have applied to the Lender to grant or continue to grant to the Borrowers various banking facilities, particulars of which are set out in Schedule 2, and the Lender has agreed to grant or continue to grant the same to such extent and upon and subject to such terms and conditions as set out in the Facility Letter.

1.02 In this Debenture, the following expressions, except where the context otherwise requires, have the following meanings:-

         "BUSINESS DAY" means a day (other than a Saturday) on which banks in Hong Kong are open for general banking business;

         "CHARGOR" means Lynx International Limited;

         "DEBENTURE" means this Debenture as originally executed or as it may from time to time be amended or supplemented;

         "EVENT OF DEFAULT" means any one of the events of default mentioned in Clause 10;

         "FACILITIES" means the various banking facilities to be made available to the Borrowers as set out in Schedule 2;

         "HONG KONG" means the Hong Kong Special Administration Region of the People's Republic of China;

         "HONG KONG DOLLARS" and the sign "HK$" mean the lawful currency for the time being of Hong Kong;

         "LOAN" means the aggregate principal amount advanced pursuant to the Facilities and for the time being outstanding;

         "SECURED INDEBTEDNESS" means the Loan, interest thereon and all other moneys due or to become due from the Borrowers to the Lender under the terms of this Debenture, the Security Documents, the Facility Letter and any other agreement(s) which may from time to time be entered into between the Lender and the Borrowers or any of them;

         "SECURITY DOCUMENTS" means this Debenture and any other documents which may be entered into as security for the Secured Indebtedness;

         "SUBSIDIARY" of any company referred to in this Debenture means any company or corporate body which is a subsidiary company of such company within the meaning of Section 2 of the Companies Ordinance, Chapter 32 of the Laws of Hong Kong and "SUBSIDIARIES" shall be construed accordingly; and

         "UNITED STATES DOLLARS" and the sign "US$" mean the lawful currency for the time being of the United States of America.

1.03 References in this Debenture to any Ordinance shall (except where the context otherwise requires) be deemed to include any statutory re-enactment thereof or any statutory modification thereof having substantially the same legal effect but not having retrospective effect.

1.04 Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and words importing persons shall include firms and corporations.

1.05 References to clauses and schedules shall (save where otherwise expressly stated) be construed as references to the Clauses of and the Schedules to this Debenture. Clause headings and index are inserted for convenience of reference only and shall be ignored in the interpretation of this Debenture.

2.       THE OBLIGATIONS OF THE LENDER

2.01 The Lender, relying on the representations, warranties, covenants and undertakings set out in Clauses 7, 8 and 9, hereby agrees with the Borrowers to make the Facilities available to the Borrowers upon and subject to the terms and conditions as set out in the Facility Letter.

3. BORROWERS' COVENANT FOR REPAYMENT OF SECURED INDEBTEDNESS, CHARGE AND PROVISO FOR REDEMPTION

3.01 In consideration of the agreement by the Lender to make the Facilities available to the Borrowers, each Borrower HEREBY JOINTLY AND SEVERALLY COVENANTS with the Lender that each Borrower shall pay the Secured Indebtedness in the manner and at the times mentioned herein and in the Facility Letter.

3.02 As security for the repayment by the Borrowers of the Secured Indebtedness, each Borrower HEREBY CHARGES to the Lender by way of FIRST FLOATING CHARGE all its undertakings, properties, assets, goodwill, rights and revenues whatsoever and wheresoever, both present and future, including all other book and other debts now and from time to time due or owing to each Borrower, the uncalled capital, goodwill and all patents, patent applications, trade marks, trade names, registered designs, copyrights, licences and ancillary and connected rights both present and future of each Borrower and so that the charge hereby created shall be a continuing security by way of first floating charge.

3.03 The Lender may at any time by notice in writing to any Borrower convert the floating charge into a specific charge as regards any assets specified in the notice which the Lender may reasonably consider to be in danger of being seized or sold under any form of distress, execution or other process levied or threatened and may appoint a receiver thereof.

3.04 Each Borrower hereby agrees that the Lender may (without being under any obligation so to do) at any time after the security hereby constituted has become enforceable without notice notwithstanding any settlement of account or other matter whatsoever combine or consolidate all or any of the Borrowers' then existing accounts whatsoever with the Lender (whether current deposit loan or of any other nature whatsoever and whether subject to notice or not) and set off and transfer any sum standing to the credit of any one or more such accounts wheresoever situate (and in whatsoever currency) in or towards satisfaction of any of its liabilities to the Lender hereunder or under the Facility Letter or under any of the Security Documents whether such liabilities be present or future, actual or contingent, primary or collateral, several or joint.

4.       CONDITIONS PRECEDENT AND AVAILABILITY

4.01 The Facilities will become available to the Borrowers (upon and subject to the terms and conditions contained in this Debenture) when the Lender has received in form and substance satisfactory to it of, inter alia, the following from each Borrower :-

         (i) copies, certified as true copies by a director of the relevant Borrower, of its Certificate of Incorporation, Memorandum and Articles of Association and Business Registration Certificate;

         (ii) copies, certified as true copies by a director of the relevant Borrower, of resolutions of its board of directors approving the Facility Letter and this Debenture and authorising:-

                  (a) the borrowing and giving of security upon and subject to the terms and conditions of the Facility Letter and this Debenture;

                  (b) a person or persons to sign on behalf of each Borrower:-

                           (1)      the Facility Letter;

                           (2)      this Debenture;

                           (3) the Particulars of Charges relating to the charges created under this

                                    Debenture for filing with the Registrar of Companies pursuant to Section 80 of the Companies Ordinance (Chapter 32 of the laws of Hong Kong); and

                  (c) the execution of and the affixing of the Common Seal of each Borrower to this Debenture;

         (iii) this Debenture, duly executed by each Borrower under its Common Seal;

         (iv) the Particulars of Charges referred to in Clause 4.01(ii)(b)(3), duly completed and signed on behalf of each Borrower and containing such endorsement of each Borrower's negative covenants under this Debenture as the Lender may require;

         (v) payment in full of all sums then due and payable by each Borrower under and in accordance with the terms and conditions of Clause 17;

         (vi) Release of (a) the Syndicated Composite Guarantee and Debenture dated 13 June 2002 (the "Syndicated Composite Guarantee and Debenture") executed by the Borrowers in favour of UPS Capital Global Trade Finance Corporation ("UPS"); and
                  (b) Amendment Agreement to Syndicated Composite Guarantee and Debenture dated 31 December 2004 created by the Borrowers in favour of UPS (the "Amendment Agreement") to the effect that each Borrower is fully released and discharged of its obligations under the Syndicated Composite Guarantee and Debenture and the Amendment Agreement; and

         (vii) copies, certified as true copies by a director of the relevant Borrower, of the memorandum of satisfaction in respect of (a) the Syndicated Composite Guarantee and Debenture; and (b) the Amendment Agreement filed with the Registrar of Companies pursuant to Section 85 of the Companies Ordinance (Chapter 32 of the laws of Hong Kong).

5.       COVENANT FOR REPAYMENT

5.01 In consideration of the Lender agreeing to grant to the Borrowers the Facilities, each Borrower HEREBY JOINTLY AND SEVERALLY COVENANTS with the Lender that, subject as hereinafter provided, it will ON DEMAND, by notice in writing of the Lender made to any Borrower as hereinafter provided, PAY make good and discharge to the Lender :-

         (i) all sums of money which at the date of such demand may be outstanding and according to the books of the Lender payable by each Borrower to the Lender in respect of any account whatsoever between each Borrower and the Lender;

         (ii) all sums of money for the time being owing to the Lender in respect of :-

                  (a) all bills of exchange or drafts (whether clean or documentary) ("bills or drafts") drawn on any Borrower by any person, firm or company in any place and which may have been then purchased, discounted or otherwise acquired by the Lender or may be in the hands of the Lender for collection only;

                  (b) all bills or drafts drawn by any Borrower on any person, firm or company in other places and which may be purchased, discounted or otherwise negotiated or acquired by the Lender;

                  (c) all promissory notes or other forms of negotiable instruments which may be signed by any Borrower in favour of the Lender or in favour of any other party and the interest in which may have been purchased or otherwise acquired by the Lender;

                  (d) all advances made by the Lender to or on account of any Borrower or to others at the request of such Borrower in respect of credits opened at the request of such Borrower in favour of any person, firm or company in any place;

                  (e) all advances to be made from time to time to any Borrower or to constituents, customers or agents of such Borrower against documents of title representing goods and merchandise consigned to such Borrower or to order or belonging to or stored by such Borrower or belonging to or stored by constituents, customers or agents of such Borrower; and

         (iii)    all  sums  of  money,  losses,  damages,  costs,  charges  and expenses which may be incurred or sustained by or in consequence of the Lender at any time or from time to time hereafter delivering to any Borrower, or to others at the request of such Borrower, any bills of lading or other documents of title relating to goods and merchandise and thereby enabling such Borrower or such other persons as aforesaid to obtain possession of the goods and merchandise referred to in such documents of title prior to the payment of any bills or drafts held by the Lender, and for the due payment of which the goods and merchandise referred to in such documents of title as well as such documents of title are held by the Lender as security; and

         (iv) the amount of all advances and all monies which may from time to time become due to the Lender on all contracts and engagements, including the payment of all bills or drafts and promissory notes, the due and punctual payment of which may from time to time be guaranteed by any Borrower to the Lender or may be inferred to be so guaranteed; and

         (v) all principal and interest and all costs, charges and expenses which may be incurred under or in connection with any guarantee issued by the Lender in respect of any obligations of any Borrower or any constituents, customers or agents of any Borrower; and

         (vi) the total amount of all re-exchange commission and other usual bankers charges upon such bills or drafts and all landing charges, insurance and storage charges incurred or to be incurred by the Lender upon all goods and merchandise as are pledged or hypothecated to the Lender as security for the payment of such bills or drafts; and

         (vii) all such sums of money as may from time to time become payable to the Lender by each Borrower in respect of moneys advanced, paid or payable in respect of bills or drafts, promissory notes and/or goods of any description together with all other usual or lawful charges; and

         (viii) all principal, interest and any other moneys which are now or may from time to time become due and payable by each Borrower to the Lender in respect of the Facilities pursuant to the terms and conditions of the Facility Letter or any agreement between the Lender and any Borrower relating to the Facilities as amended or supplemented from time to time; and

         (ix)     all principal and interest or any other moneys outstanding and
                  payable  by  each   Borrower   under  any  term  loan  account
                  maintained with the Lender in the name of each Borrower; and

         (x) all costs, charges and expenses which may be incurred under or in connection with any other matter arising under or in consequence of this Debenture; and

         (xi) all moneys for the time being owing to the Lender in respect of any liability whatsoever of any Borrower to the Lender which may be incurred or arise in any manner howsoever, whether the actual conditions under which such liability may be incurred or arise have or have not been specifically mentioned and provided for by the agreements covenants and conditions in this Debenture and whether such liability shall be a liability incurred or arising :-

                  (a) under circumstances or conditions incidental to any form of contractual relationship between any Borrower and the Lender which comes properly and strictly within the meaning of the term "Facilities"; or

                  (b) under circumstances or conditions incidental to any other form of contractual relationship whatsoever; or

                  (c) through the tort or fraud of any Borrower or of any of its constituents, agents or correspondents and whether such tort or fraud shall be connected with or dependent upon, or unconnected with and independent of, any contractual relationship between any Borrower or any of its constituents, agents or correspondents, and the Lender

                           PROVIDED HOWEVER  that :-

                           (1) where the Lender shall hold any bill or draft or other document against which the Lender may have discounted or purchased, or against which the Lender may have made any advances, and which reserves a rate of interest higher than the applicable rate as hereinafter provided nothing in this Debenture shall affect the right of the Lender to recover the higher rate of interest reserved or, as the case may be, the difference between the higher rate reserved and the applicable rate as hereinafter provided; and

                           (2) the Lender shall not be requested by any Borrower to, nor shall be bound to make, advances or payments or to incur liabilities in respect of the Facilities to be granted to any Borrower or to such person, firm or company as aforesaid under or by virtue of this Debenture beyond such sum as the Lender shall, in the absolute discretion of the Lender, consider to be safe; and

                           (3) the Lender shall be entitled at any time after the execution and completion of this Debenture to open credits in favour of such person, firm or company as any Borrower may desire for such length of time and at such places as the Lender shall think fit and none of the Borrowers shall be at liberty require any such credits to be closed except upon six months' previous notice in writing to be served upon the Lender in Hong Kong;

         (xii) interest on all sums advanced and all other moneys payable hereunder at such rate(s) per annum as is/are applicable under the terms as set out in the Facility Letter or as is otherwise determined by the Lender (which determination shall be conclusive and binding on the Borrowers). Interest on all sums advanced and all other moneys payable hereunder denominated in Hong Kong dollars shall accrue from day to day and shall be computed on the basis of a year of three hundred and sixty five (365) days and for the actual number of days elapsed and interest on all sums advanced and all other moneys payable hereunder denominated in United

                  States dollars shall accrue from day to day and shall be computed on the basis of a year of three hundred and sixty
                  (360) days and for the actual number of days elapsed and shall be paid monthly in arrears on such date in each succeeding calendar month as the Lender shall stipulate Provided that if any interest or any interest payable on the arrears of interest capitalised under this Sub-clause shall remain unpaid after the day on which the same ought to be paid then and in every such case the interest so in arrear shall thenceforth be capitalised and added for all purposes to the principal hereby secured and shall thenceforth bear interest to be computed from the day on which the same ought to have been paid and to be payable at the rate aforesaid and all the covenants and provisions contained in this Debenture and all powers and remedies conferred by law or by this Debenture and all rules of law or equity in relation to the principal and the interest thereon shall equally apply to such capitalised arrears and to interest on such arrears.

6.       CHANGE IN CIRCUMSTANCES

6.01 If the introduction of, or a change in, any applicable law or in the interpretation or application thereof by any governmental or other regulatory authority charged with the administration thereof or a court of competent jurisdiction makes it unlawful for the Lender to effect, maintain or perform its obligations as contemplated by this Debenture, the Lender shall give written notice of such occurrence to the Borrowers whereupon the Lender's commitment in relation to the Loan shall cease, and each Borrower shall at the end of the then current interest period (if permitted under such applicable law) or immediately (if immediate repayment is necessary in order to comply with such applicable law) repay (without premium or penalty) to the Lender the whole but not part only of the outstanding amount of the Loan, together with all accrued interest (if any) due to the Lender up to the date of such notice and all other sums payable under this Debenture and the undrawn portion of the Facilities (if any) shall forthwith be cancelled and no longer be available to any of the Borrowers.

6.02 If any change in applicable law or in the interpretation or application thereof or if compliance by the Lender with any applicable direction request or requirement (whether or not having the force of law) of any competent governmental or other authority shall :-

         (i) subject the Lender to tax or increase the Lender's liability to tax with respect to the Loan (other than tax on overall net income); or

         (ii) change the basis of taxation to the Lender of payments of principal, interest or any other payment due or to become due to it pursuant to this Debenture (other than where the tax in effect after such change in basis is still a tax on overall net income); or

         (iii) impose, modify or deem applicable any reserve requirement, or require the making of any specific deposit, against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Lender; or

         (iv) impose on the Lender any other condition affecting its funding of the Loan;

         and the result of any of the foregoing is (in the opinion of the Lender) either to increase the cost to the Lender of making or maintaining or funding the Loan, or to reduce the amount of any payment received or receivable by the Lender arising from its funding of the Loan, in any such case by an amount which the Lender considers to be material, then in any such case, subject to the Lender having notified the Borrowers of the happening of such event :-

                  (a) each Borrower agrees that it shall pay to the Lender on demand such additional amounts as the Lender may certify (which certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) to be necessary to compensate the Lender for such increased cost or such reduction; and

                  (b) each Borrower shall be at liberty at any time after receipt of any such notice, so long as such increased cost continues or so long as the circumstances giving rise to such reduction continue (as the case may be) and subject to each Borrower giving to the Lender not less than fourteen (14) Business Days' prior written notice, to prepay (without premium or penalty) to the Lender the whole or part of the Loan together with accrued interest and all other sums payable under this Debenture to the Lender. Upon each Borrower giving notice pursuant to this paragraph (b), the undrawn portion of the Facilities (if any) shall forthwith be cancelled and no longer be available to any of the Borrowers.

                  And such demand as is referred to in paragraph (a) of this Clause 6.02 may be made at any time before or after the end of any interest period to which such demand relates and at any time before or after any prepayment or repayment of all or part of the Loan.

7.       REPRESENTATIONS AND WARRANTIES

7.01     Each Borrower hereby represents and warrants to the Lender that:-

         (i) each Borrower is a company incorporated with limited liability and validly existing under the laws of Hong Kong and has full power to carry on its business as it is now being conducted;

         (ii) each Borrower has the corporate power and authority and the legal capacity to raise the Loan, to create the security contained herein and to enter into this Debenture on the terms and conditions set out herein and to perform and observe its obligations hereunder;

         (iii) the execution, delivery and performance of this Debenture have been (or when executed will have been) duly authorised by all necessary corporate action of each Borrower under the applicable laws and regulations of Hong Kong and this Debenture constitutes (or when executed will constitute) valid and legally binding obligations of it in accordance with its terms;

         (iv) each Borrower is not (a) in default in the payment of any principal of or interest on any indebtedness for borrowed money or (b) in breach of or in default under any other provision of any indenture, deed of trust or agreement or other instrument to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued and is outstanding and no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such indenture, deed of trust, agreement or other instrument has occurred or is continuing which has not been properly waived or remedied hereunder;

         (v) no Event of Default has occurred and no event has occurred which, with the giving of notice and/or lapse of time and/or the Lender making any necessary determination under Clause 10, might constitute an Event of Default;

         (vi) no litigation, arbitration or administrative proceedings before any court, tribunal, arbitrator or governmental authority is presently taking place, pending or to its knowledge (having made all reasonable enquiries) threatened against any Borrower or any of its properties or assets, which could result in a material adverse change in the business, assets or condition of any Borrower;

         (vii) neither the execution and delivery of this Debenture, nor the drawing by any Borrower of the Facilities hereunder, nor the performance or observance by any Borrower of any of its obligations hereunder will or would :-

                  (a) conflict with, or result in any breach of or default under, any provision of any law, order, agreement, instrument, franchise, concession, licence, permit, liability, obligation or duty applicable to any Borrower or by which it is bound; or

                  (b) cause any limit on any of the borrowing, guaranteeing, charging or other powers of any Borrower (whether imposed by its Memorandum or Articles of Association, or by agreement, instrument or otherwise), or upon any of the powers of the board of directors of any Borrower to exercise any of such powers, or any other limit affecting any Borrower, to be exceeded; or

                  (c) create, or result in or (except as may be provided herein) oblige any Borrower to create, any lien, charge, security interest or other encumbrance on the whole or any part of any Borrower's property, assets or revenues, present or futures;

         (viii) the latest audited balance sheets and profit and loss accounts of each Borrower delivered to the Lender have been prepared in accordance with accounting principles generally accepted in Hong Kong and on the basis of accounting policies consistently applied, and present faily and accurately the results of the operations of each

                  Borrower for the relevant accounting period and the financial position of each Borrower at the end of such accounting period;

         (ix) there has been no material adverse change in the financial position of any Borrower since the date of the accounts referred to in sub-clause (viii) above; and

         (x) the information supplied to the Lender by each Borrower, the accounts of each Borrower, the parties to the Security Documents, and all related matters as required under this Debenture are to the best of each Borrower's knowledge and belief (having made all reasonable enquiries) true and accurate and do not contain any mis-statement of fact or omit to state a material fact or any fact necessary to make any statement not misleading and all the forecasts and projections therein were made after due and careful consideration on its part, are based on the best information available to it and on fair and reasonable assumptions and are, in its considered opinion, fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in light of the assumptions made, and each Borrower is not aware at the date of this Debenture of any fact which might have a material effect on any such assumptions or which might necessitate a material revision to any of the said forecasts or projection.

7.02 Each Borrower hereby further represents and warrants to and undertakes with the Lender that :-

         (i)      each of the representations and warranties contained in Clause
                  7.01 above (with the substitution in Clause 7.01(viii) and (ix) above of references to the then most recent balance sheets and profit and loss accounts of each Borrower if that referred to in Clause 7.01(viii) and (ix) above as at that date shall not then be the most recent of such statement or accounts) will be true and accurate in all respects as though made on the date of drawing with reference to the facts and circumstances subsisting on each such date; and

         (ii)     each of the representations and warranties contained in Clause
                  7.01 above (with the substitution in Clause 7.01(viii) and (ix) above of references to the then most recent balance sheets and profit and loss accounts of each Borrower if that referred to in Clause 7.01(viii) and (ix) above as at that date shall not then be the most recent of such statement or accounts) will be true and accurate in all respects as though made on each interest payment date with reference to the facts and circumstances subsisting on each such date.

8.       AFFIRMATIVE UNDERTAKINGS

8.01 Each Borrower hereby further covenants with the Lender that while the Facilities are available to any Borrower and so long as the Secured Indebtedness remains outstanding each Borrower will :-

         (i) conduct and carry on its business in a proper and efficient manner;

         (ii) keep proper records and books of account and, if and so often as required by the Lender, allow the Lender and any person appointed by it free access to its records and books of account and to take copies of or extracts from the same at all reasonable time during normal business hours upon prior notice;

         (iii) forthwith notify the Lender in writing of any litigation, arbitration or administrative proceedings before or of any court, tribunal or arbitrator;

         (iv) provide the Lender promptly with all financial information relating to itself as the Lender may from time to time require, and in particular each Borrower will (a) within one hundred and twenty (120) days after the end of every six (6) months of each accounting period, provide the Lender with copies, certified as true and complete copies by a director of the relevant Borrower, of its audited financial statements for such six (6) month period and (b) within one hundred and eighty (180) days from the close of its financial year, provide the Lender with copies, certified as true and complete copies by a director of the relevant Borrower, of its audited annual financial statements (and consolidated financial statements, if any) for such year together with a certificate signed by a director of the relevant Borrower stating that, as at the date on which such statements are provided to the Lender, no Event of Default and no event which with the giving of notice and/or lapse of time and/or the making of any determination under Clause 10 would constitute an Event of Default has occurred or is continuing which has not been properly waived or remedied; and

         (v) notify the Lender in writing when it becomes aware of the same of any occurrence which might materially and adversely affect its ability or the ability of any of the parties to the Security Documents to perform its or their respective obligations under this Debenture or the Security Documents and, without prejudice to the generality of the foregoing, notify the Lender of any Event of Default or of any event which, with the giving of notice and/or lapse of time and/or the making of any necessary determination under Clause 10 hereof, might constitute an Event of Default.

9.       NEGATIVE UNDERTAKINGS

9.01 Each Borrower hereby covenants and undertakes with the Lender that while the Facilities are available to any Borrower and for so long as the Secured Indebtedness remains outstanding each Borrower will not:-

         (i) without the prior written consent of the Lender, create or agree to create or permit to arise any subsequent charge, debenture or pledge (creating or securing any fixed or specific or floating charge) over or in respect of any of its undertakings, properties and assets; or

         (ii) sell, lend, transfer or otherwise dispose of the whole or any of the undertakings of any Borrower or, except for good consideration or at arms length in the ordinary course of business, its properties, goodwill, rights or assets or revenues either by a single transaction or by a number of transactions, whether related or not, if such transaction or transactions (when aggregated with all other transactions required to be taken into account under this sub-clause (ii)) comprise(s) a material part of the combined undertaking, properties or assets of any Borrower at the time of such transaction;

         (iii) without the prior written consent of the Lender, approve or allow any change in the registered and/or the beneficial ownership (whether immediate or ultimate) of any Borrower or any of them;

         (iv) without the prior written consent of the Lender, allot or issue any new shares to any person;

         (v) at any time form or co-operate in the formation of, or purchase or acquire any Subsidiary or subscribe or agree to subscribe for or purchase or acquire shares or other ownership interest in any other company or person;

         (vi) without the prior written consent of the Lender, who may as a condition of consent require any Borrower and any other relevant parties to enter into a subordination agreement in form and substance and in all respect satisfactory to the Lender, borrow, raise, create, incur or permit to subsist, arise or be created or incurred any indebtedness (other than from the parties to the relevant subordination agreement) or incur any monetary obligation (other than in the ordinary course of business of the Borrowers);

         (vii) without the prior written consent of the Lender, declare, pay or make any dividend or other distribution, whether of an income or capital nature and whether in cash or in specie or make any payment whatsoever to its members;

         (viii)   repay or redeem any share capital;

         (ix) without the prior written consent of the Lender permit any transfer of any of its shares now or hereafter in issue, or allot or issue any new shares, or grant or permit the granting of any option to acquire any of its issued or unissued shares;

         (x) without the prior written consent of the Lender amalgamate, merge or consolidate with any other company or person or undertake, undergo, enter into or become subject to any kind of reconstruction or reorganization or any scheme of arrangement for any of the foregoing;

         (xi) redeem, repay, purchase, cancel or otherwise return, acquire or reduce all or any class or part of its issued share or loan capital;

         (xii) create or acquire any Subsidiaries or cause or permit any of its Subsidiaries (if any) to allow, issue or grant any option over or to approve or permit any sale, transfer, renunciation, granting of any option over or other disposal of any share or loan capital of that Subsidiary except to the Borrower(s) or to a wholly-owned Subsidiary of the Borrower(s);

         (xiii) factor, sell, assign, discount or otherwise dispose of any present or future book or other debts, claims or securities for money otherwise than in the normal course of its business; or

         (xiv) make or grant any loan or advance or provide or extend any credit or accommodation or give any guarantee, indemnity or assurance against financial loss or act as surety.

10.      EVENTS OF DEFAULT

10.01    Each of the following events shall be an Event of Default:-

         (i) if any Borrower shall fail to pay any principal, interest or any other sum payable hereunder or under the Facility Letter or on any account whatsoever between such Borrower and the Lender on the date on which the same is due and payable hereunder or under the Facility Letter (as the case may be), or in the case of any sum expressed to be payable on demand, forthwith upon any such demand for the payment thereof being made;

         (ii) if any of the parties to the Security Documents shall fail to pay any sum payable under the Security Documents or on any account whatsoever between such party and the Lender on the date on which the same is due and payable thereunder, or in the case of any sum expressed to be payable on demand, forthwith upon any such demand for the payment thereof being made;

         (iii) if any Borrower shall fail to perform or observe any of its obligations hereunder and (except where the Lender considers that such failure is not capable of remedy) such failure shall continue for the period of seven (7) days next following the date of the service by the Lender on such Borrower of notice requiring the same to be remedied;

         (iv) if any of the parties to the Security Documents shall fail to perform or observe any of their obligations under the Security Documents and (except where the Lender considers that such failure is not capable of remedy) such failure shall continue for a period of seven (7) days next following the date of the service by the Lender on such party of notice requiring the same to be remedied;

         (v) if any certificate or representation or warranty given or made or deemed to be made by any Borrower or by any of the parties to the Security Documents, whether in this Debenture or any of the Security Documents, or in any notice, certificate, instrument, document or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is or proves to have been untrue or inaccurate in any material respect;

         (vi) if in respect of any Borrower or any of the parties to the Security Documents (other than the Lender) (a) any loan, guarantee, indemnity or other indebtedness or any other obligation for borrowed money involving claims in excess of an aggregate sum of HK$50,000 shall become or be declared or become capable (all grace periods, if any, having expired) of being declared due prematurely by reason of a default in its obligations in respect of the same or (b) it shall fail to make any payment in respect of such loan, guarantee, indemnity or other indebtedness or obligation for borrowed money on the due date for such payment, or (c) the security for any such loan, guarantee, indemnity or other indebtedness or obligation for borrowed money shall become enforceable;

         (vii) if in respect of any Borrower or any of the parties to the Security Documents (other than as aforesaid):-

                  (a) any order shall be made by a competent court or other appropriate authority or any resolution shall be passed for bankruptcy, liquidation, winding-up or dissolution or for the appointment of a liquidator, receiver, trustee or similar official of it or of all or a substantial part of its assets otherwise than for the purposes of amalgamation, merger or re-construction, the terms of which have previously been disclosed to and approved in writing by the Lender; or

                  (b) a distress or execution shall be levied or enforced upon or sued out against any of its chattels, properties, or assets and shall not be discharged or stayed or in good faith contested by action within seven (7) days thereafter; or

                  (c) it shall stop payment to creditors generally or shall be unable to pay its debts within the meaning of any applicable legislation relating to insolvency, bankruptcy, liquidation or winding-up, or shall cease or threaten to cease substantially to carry on business otherwise than for the purposes of amalgamation, merger or re-construction, the terms of which have previously been disclosed to and approved in writing by the Lender; or

         (viii) if it shall become impossible or unlawful in the Hong Kong for any Borrower, or any of the parties to the Security Documents (other than as aforesaid) to fulfil any of its undertakings or obligations contained herein or in the Security Documents (including without limitation the creation and/or continuance of the security created under this Debenture and/or any of the Security Documents) or in any other guarantee, security, instrument, agreement or document held by the Lender as security for each Borrower's obligations hereunder or for the Lender to exercise the rights vested in it under any of the aforesaid documents or otherwise and in the case of it becoming impossible to fulfill any such undertaking or obligation or exercise any right as aforesaid, the Lender shall in its conclusive and absolute opinion determine that such event is material;

         (ix) if anything shall be done or suffered or omitted to be done by any Borrower or any of the parties to the Security Documents (other than as aforesaid) which (in the opinion of the Lender) puts or may put in jeopardy the security created by this Debenture, any of the Security Documents or any other guarantee, security, instrument, agreement or document held by the Lender as security for the obligations of each Borrower hereunder and, if capable of correction shall not be corrected within seven (7) days after receipt by the relevant party of notice from the Lender requiring correction;

         (x) if there shall occur a material adverse change in the financial position of any Borrower, or of any corporate party to any of the Security Documents (other than as aforesaid) which could materially affect the ability of any Borrower and/or such party to perform its or their obligations under this Debenture and/or the Security Documents and/or the Facility Letter; or

         (xi) if there shall be any occurrence of an event of default under the Facility Letter.

10.02 Each Borrower shall notify the Lender forthwith in writing of any occurrence of an Event of Default or any event which, with the giving of notice and/or lapse of time and/or upon the Lender making any necessary certification and/or determination under Clause 10.01 above, might constitute an Event of Default.

10.03    The Lender may at any time after the  happening  of an Event of Default
         (whether or not any notice pursuant to Clause 10.02 above shall have been given by any Borrower), unless and until that Event of Default and any others shall have been fully remedied to the satisfaction of the Lender, by notice in writing to any Borrower declare that the Loan and all interest and other sums payable hereunder have become immediately due and payable and any undrawn balance of the Facilities shall automatically be cancelled and no longer be available to any of the Borrowers.

11.      ENFORCEMENT OF SECURITY

11.01 If on the date on which the Secured Indebtedness has become immediately due and payable pursuant to Clause 10.03, the Secured Indebtedness has not been paid in full, the security hereby constituted and the security constituted by the Security Documents shall become enforceable against the relevant parties to the Security Documents.

12.      THIRD PARTY ENQUIRIES

12.01 No person dealing with the Lender or any receiver appointed by it or with its or his attorneys or agents shall be concerned to enquire whether the security hereby constituted has become enforceable or whether the power exercised or purported to be exercised has become exercisable or whether any moneys remain due upon the security hereof or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made or otherwise as to the propriety or regularity of any sale, calling-in, collection or conversion or to see to the application of any money paid to the Lender or any receiver or its or his attorneys or agents or manager and in the absence of fraud on the part of such person such dealing shall be deemed so far as regards the safety and protection of such person to be within the powers hereby conferred and to be valid and effectual accordingly and the remedy of the Borrowers in respect of any irregularity or impropriety whatsoever in the exercise of such powers shall be in damages only.

13.      LENDER'S OR RECEIVER'S RECEIPT

13.01 Upon any such sale, calling-in, collection or conversion as aforesaid and upon any other dealing or transaction under the provisions herein contained the receipt of the Lender or any receiver for the moneys paid to it or him shall effectually discharge the purchaser or person paying the same therefrom and from being concerned to see to the application or being answerable for the loss or misapplication thereof.

14.      FURTHER ASSURANCE

14.01 Each Borrower shall from time to time and at any time, whether before or after the security hereby constituted shall have become enforceable, execute and do all such transfers, assignments, assurances, acts and things as the Lender (whose opinion shall be conclusive and binding on the Borrowers) may require for perfecting the security intended to be hereby constituted and the exercise by it of all the powers, authorities and discretions hereby conferred on the Lender or any receiver appointed by it and each Borrower shall also give all notices, orders and directions which the Lender may think expedient. For the purposes of this Clause 14.01, a certificate in writing signed by or on behalf of the Lender to the effect that any particular transfer, assignment, assurance, act or thing required by it is required shall (in the absence of manifest error) be conclusive evidence of the fact.

15.      ATTORNEY

15.01 Each Borrower hereby irrevocably and by way of security appoints the Lender and any of the Lender's duly appointed attorneys and any receiver appointed by the Lender jointly and each of them severally to be its attorney (with full power of substitution) and in its name and on its behalf to execute, sign and do all deeds, instruments, acts and things whatsoever which it shall in the opinion of the Lender or such receiver (whose opinion shall be conclusive and binding upon the Borrowers) be necessary or expedient that each Borrower should execute sign or do for the purpose of carrying out any trust or obligation hereby declared or imposed upon it or for giving to the Lender or such receiver. Each Borrower hereby covenants that it will ratify and confirm all that the attorney shall lawfully do or cause to be done by virtue of these presents.

16.      ASSIGNMENT AND PARTICIPATION

16.01 This Debenture shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns (as the case may be), except that each Borrower may not assign or transfer any of the rights, benefits, duties or obligations of it or any of them hereunder.

16.02 The Lender may at any time assign at its own cost and expenses all or any part of its rights or benefits hereunder and in that event the assignee shall have the same rights (subject as provided in Clause
         16.03 below) as it would have had if it had been a party to this Debenture.

16.03 If the Borrowers are so requested by the Lender when the whole or any part of whose rights hereunder are being assigned, each Borrower shall execute at the sole cost and expense of the Lender a novation agreement with the Lender and its assignee under which the Lender is released from its obligations hereunder or the part thereof corresponding to the rights so assigned, and the assignee assumes such obligations or the relevant part thereof.

16.04 The Lender may, at any time and from time to time, make such arrangements as the Lender thinks fit for any bank or corporation to participate in funding or maintaining any part of the Loan and issue letters or certificates of participation accordingly. In the event of any such participation being made, sold or granted, each Borrower shall continue to deal exclusively with the Lender and not with any such participant and each Borrower shall not have any contractual relationship hereunder with any such participant in whose favour or for whose benefit each Borrower shall not be obliged to recognize or give effect to any trust or interest, whether actual, implied or constructive.

16.05 The Lender may disclose on a confidential basis (but not so as to be in breach of any applicable securities law) to a potential assignee or participant (if the proposed assignment or participation is permitted under Clause 16.02 or Clause 16.04) or to any person who may otherwise enter into contractual relations with the Lender in relation to this Debenture such information about each Borrower, the parties to the Security Documents and their respective financial conditions, businesses and assets, as the Lender shall consider appropriate, whether such information was made available pursuant to this Debenture or otherwise.

16.06 No assignment of or participation in all or any part of the Loan or the Lender's rights and benefits hereunder shall be invited, offered, sold, granted, made, delivered, transferred or effected in any manner whatsoever which shall be contrary to the terms and provisions of this Clause 16 or result in a violation of any applicable laws or regulations for the time being applicable to each Borrower, the Lender or any proposed assignee or participant.

17.      FEES, COSTS AND EXPENSES

17.01    Each Borrower  agrees to fully pay or reimburse to the Lender on demand
         :-

         (i) all expenses (including legal expenses on a full indemnity basis and communication, printing, advertising and other out-of pocket expenses) incurred and to be incurred by the Lender in connection with the negotiation, preparation and execution of this Debenture and the Security Documents or otherwise in connection with the Facilities and the Loan; and

         (ii) all stamp and other duties and taxes (if any) to which this Debenture, and any of the Security Documents, may be subject; and

         (iii) all costs, charges and expenses (including legal expenses on a full indemnity basis) incurred and to be incurred and all payments made and to be made by the Lender in connection with the preparation of legal documentation in connection with this Debenture and/or the Security Documents or in the lawful exercise of the powers hereby or thereby conferred upon the Lender or in connection with any action taken by the Lender in suing for or recovering any sum due from any Borrower hereunder or under the Security Documents or otherwise sustained or incurred as a consequence of any default by any Borrower in the performance of the obligations assumed by it hereunder and all such costs, charges, expenses and remuneration and all interest thereon shall form part of the Secured Indebtedness.

18.      NOTICES AND SERVICE OF PROCEEDINGS

18.01 Any notice required or permitted to be given by or under this Debenture shall be in writing and shall be given by delivering it to the following address or facsimile number of the relevant party concerned:-

         BORROWERS:

         Name:      TARRANT COMPANY LIMITED

         Address: 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

         Facsimile: 2793-7773

         Attention: Mr. Chu Hok Ling/Mr. Yuen Hon Yu


         Name:      MARBLE LIMITED

         Address: 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

         Facsimile: 2793-7773

         Attention: Mr. Chu Hok Ling/Mr. Yuen Hon Yu

         Name:      TRADE LINK HOLDINGS LIMITED

         Address: 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

         Facsimile: 2793-7773

         Attention: Mr. Chu Hok Ling/Mr. Yuen Hon Yu


         LENDER:

         Address:  16th Floor, The Center, No.99 Queen's Road Central, Hong Kong

         Facsimile: 2285-3630

         Attention: Ms. Anne Li

         or to such other address or facsimile number as the party concerned may have notified to the other party pursuant to this Clause 18.01 and may be given by sending it by hand or in a prepaid envelope by post to such address or by sending it by facsimile transmission to such facsimile number (in either case) to such other address or facsimile number as the party concerned may have notified to the other party in accordance with this Clause 18.01 and such notice shall be deemed to be served at the time of delivery or facsimile transmission (as the case may be) 48 hours after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

19.      CONTINUING SECURITY

19.01 The security hereby constituted is to be a continuing security and accordingly shall remain in operation until all of the Secured Indebtedness has been paid off or satisfied in full.

19.02 The security hereby constituted shall not be affected or discharged by the taking, holding, varying, non-enforcement or release by the Lender of any other security for all or any of the sums payment of which is hereby covenanted to be made or is hereby secured, or by any other thing done or omitted or neglected to be done by the Lender in relation to any such other security, and is in addition to and not in substitution for any other security which the Lender may at any time hold for the payment of such moneys or any of them and may be enforced without first having recourse to any such other security.

20.      MISCELLANEOUS

20.01 No provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

20.02 Time shall be of the essence of this Debenture but no failure or delay by the Lender in exercising or enforcing any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power or privilege preclude any further exercise or enforcement thereof or the exercise or enforcement of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers or privileges provided by law.

20.03 Any provision of this Debenture prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be served from this Debenture and rendered ineffective so far as is possible without modifying the remaining provisions of this Debenture. Where however the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Debenture shall be valid and binding agreement enforceable in accordance with its terms.

20.04 In this Debenture and the Security Documents, any determination as to whether any event situation or circumstance is "material" shall be made by the Lender, acting reasonably having regard to all the circumstances and in good faith (whose determination shall be conclusive and binding).

21.      GOVERNING LAW AND JURISDICTION

21.01 This Debenture and the rights and obligations of the parties hereto shall be governed by and construed in all respects in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Courts.

21.02 The submission of the Borrowers to the jurisdiction of the Hong Kong Courts shall not restrict the right of the Lender to take proceedings against the Borrowers in any other court(s) having, claiming or accepting jurisdiction over the Borrowers or any of them or any of their/its assets, nor shall the taking of proceedings in any one or more jurisdiction(s) preclude the taking of proceedings in any other jurisdiction(s), whether concurrently or not.

22.      COUNTERPARTS

22.01 This Debenture may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS whereof this Debenture has been duly executed by the parties hereto the day and year first above written.

                                   SCHEDULE 1

                                  THE BORROWERS

         COMPANY NAME                 REGISTERED OFFICE           COMPANY NUMBER
         ---------------------------  -------------------------   --------------
1.       TARRANT COMPANY LIMITED      13th Floor, Lladro Centre,     163310
                                      72-80 Hoi Yuen Road,
                                      Kwun Tong, Kowloon,
                                      Hong Kong.

2.       MARBLE LIMITED                    - ditto -                 399753

3.       TRADE LINK HOLDINGS LIMITED       - ditto -                 592076

                                   SCHEDULE 2

                          PARTICULARS OF THE FACILITIES


                                                                                Designated Borrower(s)
                                                                                and Sub-limit(s),
Type(s) of Facility                              Facility Limit(s)              if applicable
--------------------------------------------------------------------------------------------------------
1.    Tax Loan (I) (Outstanding Amount)          HK$2,134,947.31             Tarrant Company Limited
      (Loan No. 7904302660)
--------------------------------------------------------------------------------------------------------
2.    Tax Loan (II) (Outstanding Amount)         HK$1,568,530.22             Trade Link Holdings Limited
      (Loan No. 7904302580)
--------------------------------------------------------------------------------------------------------
3.    Letter of Credit                           US$25,000,000.-             Tarrant Company Limited
                                                                             Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
4.    Letter of Credit (Cargo Receipt)           US$11,000,000.-             Tarrant Company Limited
                                                                             Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
5.    Trust Receipt                              US$11,000,000.-             Tarrant Company Limited
                                                                             Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
6.    Documents against Acceptance               US$11,000,000.-             Tarrant Company Limited
      ("D/A") Bills Purchased                                                Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
7.    Documents  against  Payment ("D/P")        US$25,000,000.-             Tarrant Company Limited
      Bills Purchased                                                        Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
8.    Negotiation under Documentary Credit       US$25,000,000.-             Tarrant Company Limited
      with discrepancies (with recourse)                                     Marble Limited
                                                                             Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------
9.    Letter of Guarantee (I)                    HK$50,000.-                 Tarrant Company Limited
--------------------------------------------------------------------------------------------------------
10.   Letter of Guarantee (II)                   HK$53,000.-                 Tarrant Company Limited
--------------------------------------------------------------------------------------------------------
11.   Letter of Guarantee (III)                  HK$62,000.-                 Tarrant Company Limited
--------------------------------------------------------------------------------------------------------
12.   Letter of Guarantee (IV)                   HK$10,000.-                 Marble Limited
--------------------------------------------------------------------------------------------------------
13.   Letter of Guarantee (V)                    HK$30,000.-                 Trade Link Holdings Limited
--------------------------------------------------------------------------------------------------------

IMPORTANT CONDITION(S) GOVERNING FACILITY LIMITS:-

o The aggregate outstanding of Facilities 3 to 8 shall not at any time exceed US$25,000,000.-, and under which the aggregate outstanding of Facilities 4 to 6 shall not at any time exceed US$11,000,000.-.

o Sub-limit(s), if stipulated in the above table, demonstrate the facility limit(s) made available for the corresponding Designated Borrower(s).

o The aggregate amount outstanding from all the Designated Borrower(s) under a particular Facility shall not at any time exceed the Facility Limit of that Facility.
--------------------------------------------------------------------------------

THE BORROWERS

SEALED with the COMMON SEAL                )
                                           )         /S/ CHU HOK LING
of TARRANT COMPANY LIMITED                 )        --------------------------
                                           )        Chu Hok Ling, Director
                                           )
and SIGNED on its behalf by                )         /S/ YUEN HON YU
                                           )        --------------------------
                                           )        Yuen Hon Yu, Director
Mr. Chu Hok Ling/Mr. Yuen Hon Yu           )
                                           )
in the presence of :- Charles Lai          )


SEALED with the COMMON SEAL                )
                                           )         /S/ CHU HOK LING
of MARBLE LIMITED                          )        --------------------------
                                           )        Chu Hok Ling, Director
                                           )
and SIGNED on its behalf by                )         /S/ YUEN HON YU
                                           )        --------------------------
                                           )        Yuen Hon Yu, Director
Mr. Chu Hok Ling/Mr. Yuen Hon Yu           )
                                           )
in the presence of :- Charles Lai          )


SEALED with the COMMON SEAL                )
                                           )         /S/ CHU HOK LING
of TRADE LINK HOLDINGS LIMITED             )        --------------------------
                                           )        Chu Hok Ling, Director
                                           )
and SIGNED on its behalf by                )         /S/ YUEN HON YU
                                           )        --------------------------
                                           )        Yuen Hon Yu, Director
Mr. Chu Hok Ling/Mr. Yuen Hon Yu           )
                                           )
in the presence of :- Charles Lai          )

THE LENDER

SIGNED by Ms. Kwong Chan, Katina and       )
                                           )         /S/ KWONG  CHAN,
                                           )        --------------------------
Ms. Choy Wing Tse Tina                     )        Kwong Chan, Katina
                                           )
for and on behalf of                       )
                                           )         /S/  CHOY  WING
                                           )        --------------------------
DBS BANK (HONG KONG) LIMITED               )        Choy Wing Tse Tina
                                           )
in the presence of:- Wong Mei Hing Ivy     )